CONSENT OF ERNST & YOUNG LLP

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-04042) pertaining to the Wilmington Trust Corporation 1996 Employee Stock Purchase Plan of our report dated July 12, 1999, with respect to the financial statements of the Wilmington Trust Corporation 1996 Employee Stock Purchase Plan included in this Annual Report on Form 11-K for the year ended May 31, 1999.

Philadelphia, Pennsylvania                 /s/ Ernst & Young LLP
August 27, 1999














                                  EXHIBIT 99.1